As filed with the Securities and Exchange Commission on May 12, 2004
Registration No. 333-115253

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Stereotaxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3845	94-3120386
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4041 Forest Park Avenue

St. Louis, Missouri 63108
(314) 615-6940
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Bevil J. Hogg

President and Chief Executive Officer
Stereotaxis, Inc.
4041 Forest Park Avenue
St. Louis, Missouri 63108
(314) 615-6940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

James L. Nouss, Jr., Esq. Robert J. Endicott, Esq. Bryan Cave LLP One Metropolitan Square 211 North Broadway, Suite 3600 St. Louis, Missouri 63102-2750 (314) 259-2000 (314) 259-2020 (fax)	Carlos J. Spinelli-Noseda, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000 (212) 558-3588 (fax)

         Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-115253) is being filed solely to file additional exhibits for which we have requested confidential treatment from the Securities and Exchange Commission and to modify certain information in Item 13 of Part II of the Registration Statement. Pre-Effective Amendment No. 1 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus has not been included herein.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

       The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Stereotaxis in connection with the sale of the common stock being registered hereby, other than underwriting commissions and discounts. All amounts are estimates except the SEC Registration Fee and the NASD filing fee.

SEC Registration fee		$14,570.50
NASD filing fee		12,000.00
Nasdaq National Market listing fee*
Blue Sky fees and expenses*
Printing and engraving expenses*
Legal fees and expenses*
Accounting fees and expenses*
Transfer agent and registrar fees*
Miscellaneous expenses*

Total*	$

*	To be supplied by amendment.

       We intend to pay all expenses of registration, issuance and distribution.

Item 14.	Indemnification of Officers and Directors

       Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, our directors shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our certificate of incorporation provides that we may, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Company, or any predecessor of the Company, or serves or served at any other enterprise as a director, officer or employee at the request of the Company.

       Our amended and restated bylaws provide that the Company shall indemnify our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; (ii) the proceeding was authorized by our board of directors; or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law. In addition, our bylaws provide that the Company may indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

       We have also entered into separate indemnification agreements with our directors that require us, among other things, to indemnify each of them against certain liabilities that may arise by reason of their status or service with the Company or on behalf of the Company, other than liabilities arising from willful misconduct of a culpable nature. The Company is not required to indemnify under the agreement for (i) actions initiated by the director without the authorization of consent of the board of directors; (ii) actions initiated to enforce the indemnification agreement unless the director is successful; (iii) actions resulting from violations of Section 16 of the Exchange Act in which a final judgment has been rendered against the director; and (iv) actions to enforce any non-compete or non-disclosure provisions of any agreement.

       The indemnification provided for above provides for reimbursement of all losses of the indemnified party including, expenses, judgment, fines and amounts paid in settlement. The right to indemnification set forth above includes the right for us to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition in certain circumstances.

       The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that, despite such adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

       We have agreed to indemnify the underwriters and their controlling persons, and the underwriters have agreed to indemnify us and our controlling persons, against certain liabilities, including liabilities under the Securities Act. Reference is made to the Underwriting Agreement filed as part of the exhibits hereto.

       See Item 17 for information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws.

Item 15.	Recent Sales of Unregistered Securities

       During the past three years, the registrant has issued and sold the following securities that were not registered under the Securities Act, as amended. Unless expressly provided otherwise, amounts have not been adjusted to reflect the reverse stock split which will be effective upon completion of this offering.

1. From May 1, 2001 through April 30, 2004, the registrant granted options to purchase 8,386,500 shares of its common stock to employees, consultants and directors pursuant to its stock option plans. Options to purchase an aggregate of 1,460,997 shares have been canceled without being exercised, options to purchase an aggregate of 2,445,880 shares have been exercised, options to purchase an aggregate of 66,355 shares have been repurchased.

2. In November and December 2001, the registrant issued and sold to a group of accredited investors 10,052,020 shares of its Series D-1 preferred stock, convertible into 10,052,020 shares of its common stock, for approximately $21.8 million.

3. In November and December 2001, in connection with the sale of the Series D-1 preferred stock, the registrant issued and sold to the same group of accredited investors warrants to purchase an aggregate of 1,507,791 shares of its common stock for approximately $23,000. Unless previously exercised, the warrants will be automatically exercised on a cashless basis at an exercise price of $2.17 per share upon completion of this offering.

4. In connection with entering into a credit facility with Silicon Valley Bank, on January 31, 2002 the registrant issued warrants to purchase 50,692 shares of its Series D-1 preferred stock to the bank. The warrants are exercisable at any time prior to January 31, 2007 at an exercise price of $2.17 per share.

5. In connection with entering into a credit facility with Silicon Valley Bank, on March 19, 2002 the registrant issued warrants to purchase 36,868 shares of its Series D-1 preferred stock to the bank. The warrants are exercisable at any time prior to March 20, 2007 at an exercise price of $2.17 per share.

6. In connection with entering into a credit facility with Silicon Valley Bank, on September 30, 2002 the registrant issued warrants to the bank to purchase 18,000 shares of its Series D-1 preferred stock. The warrants are exercisable at any time prior to September 31, 2007 at an exercise price of $2.17 per share.

7. In December 2002 and January 2003, the registrant issued and sold to a group of accredited investors 10,705,929 shares of its Series D-2 preferred stock, convertible into an aggregate of 10,705,929 shares of its common stock, for approximately $23.2 million.

8. In December 2002 and January 2003 in connection with the sale of the Series D-2 preferred stock, the registrant issued and sold to the same group of accredited investors warrants to purchase an aggregate of 1,605,874 shares of its common stock for approximately $24,000. Unless previously exercised, the warrants will be automatically exercised on a cashless basis at an exercise price of $2.17 per share upon completion of this offering.

9. In June 2003, the registrant issued and sold to an accredited investor 3,412,970 shares of its Series E preferred stock, convertible into an aggregate of 3,412,970 shares of its common stock, for approximately $10 million.

10. In August 2003, the registrant issued and sold to one private investor a cumulative convertible pay-in-kind note in the aggregate principal amount of $2.0 million which bears interest at 8% per year and is due on August 1, 2006. Upon completion of this offering, the note will automatically convert into the number of shares of the registrant’s common stock that is equal to the outstanding principal and accrued and unpaid interest on the note divided by the public offering price per share in this offering.

11. In December 2003, the registrant issued and sold to an accredited investor 3,242,321 shares of its Series E-1 preferred stock, convertible into an aggregate of 3,242,321 shares of its common stock, for approximately $9.5 million.

12. In January and February 2004, the registrant issued and sold to a group of accredited investors 5,380,830 shares of its Series E-2 preferred stock, convertible into an aggregate of 5,380,830 shares of its common stock, for approximately $15.8 million.

13. In January and February 2004 in connection with the sale of the Series E-2 preferred stock, the registrant issued and sold to the same group of accredited investors warrants to purchase an aggregate of 1,076,170 shares of its common stock. Unless previously exercised, the warrants will be automatically exercised on a cashless basis at an exercise price of $2.93 per share upon completion of this offering.

       The sales and issuances of securities described in item 1 above were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 of the Securities Act in that they were offered and sold either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation, as provided by Rule 701. The sales of the securities described in items 2 through 13 above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder. With respect to the grant of options described in item 1, an exemption from registration was unnecessary in that none of the transactions involved a “sale” of securities as such term is used in Section 2(3) of the Securities Act.

       The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the registrant.

Item 16.	Exhibits and Financial Statements Schedules

       (a) The following is a list of exhibits filed as a part of this Registration Statement:

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement
3	.1**	Amended and Restated Certificate of Incorporation of the Registrant dated January 27, 2004
3	.2**	Bylaws of the Registrant as currently in effect
3	.3**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of this offering
3	.4**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of this offering
4	.1*	Specimen Stock Certificate
4	.2**	Second Amended and Restated Stockholders’ Agreement, dated December 17, 2002 by and among the Registrant and certain stockholders
4	.3**	Fourth Amended and Restated Investor Rights Agreement, dated December 17, 2002 by and among Registrant and certain stockholders
4	.4**	Joinder Agreement to Series D-2 Preferred Stock Purchase Agreement, Fourth Amended and Restated Investor Rights Agreement and Amendment to Second Amended and Restated Stockholders’ Agreement dated January 21, 2003 by and among Registrant and certain stockholders
4	.5**	Joinder and Amendment to Second Amended and Restated Stockholders’ Agreement and Fourth Amended and Restated Investor Rights Agreement, dated May 27, 2003 by and among Registrant and certain stockholders
4	.6**	Second Joinder and Amendment to Second Amended and Restated Stockholders’ Agreement and Fourth Amended and Restated Investor Rights Agreement, dated December 22, 2003 by and among Registrant and certain stockholders
4	.7**	Third Joinder and Amendment to Second Amended and Restated Stockholders’ Agreement and Fourth Amended and Restated Investor Rights Agreement, dated January 28, 2004 by and among Registrant and certain stockholders
4	.8**	Form of Warrant Agreement issued to Series D-1 investors
4	.9**	Warrant Agreement issued to Silicon Valley Bank dated January 31, 2002
4	.10**	Form of Warrant Agreement issued to Series D-2 investors
4	.11**	Form of Warrant Agreement issued to Series E-2 investors
4	.12**	8% Convertible Promissory Note dated August 1, 2003 issued by the Registrant in favor of Siemens AG
4	.13**	Warrant Agreement issued to Silicon Valley Bank dated March 19, 2002
4	.14**	Warrant Agreement issued to Silicon Valley Bank dated September 30, 2002
5	.1*	Opinion of Bryan Cave LLP
10	.1**	1994 Stock Option Plan
10	.2**	2002 Stock Incentive Plan
10	.3**	2004 Employee Stock Purchase Plan
10	.4**	2002 Non-Employee Directors’ Stock Plan
10	.5**	Employment Agreement dated June 23, 1997 between Bevil J. Hogg and the Registrant
10	.6**	Employment Agreement dated April 4, 2001 between Douglas M. Bruce and the Registrant
10	.7**	Employment Agreement dated February 16, 2001 between Melissa Walker and the Registrant

Exhibit
No.		Description

10	.8**	Employment Agreement dated April 17, 2002 between Michael P. Kaminski and the Registrant
10	.9†	Collaboration Agreement dated June 8, 2001 between the Registrant and Siemens AG, Medical Solutions
10	.10†	Extended Collaboration Agreement dated May 27, 2003 between the Registrant and Siemens AG, Medical Solutions
10	.11†	Development and Supply Agreement dated May 7, 2002 between the Registrant and Biosense Webster, Inc.
10	.12†	Amendment to Development and Supply Agreement dated November 3, 2003 between the Registrant and Biosense Webster, Inc.
10	.13†	Supply Agreement dated July 1, 2003 between the Registrant and Magnet Sales & Manufacturing Inc.
10	.14**	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10	.15**	Lease, having an effective date of August 15, 2001, between the Registrant and Emerging Technologies Building II, LLC
10	.16†	Letter Agreement, dated September 12, 2003, between the Registrant and Philips Medizin Systeme G.m.b.H.
10	.17**	Employment Agreement dated March 22, 2004 between Timothy J. Mortenson and the Registrant
10	.18†	Software Distribution Agreement dated March 3, 2004 between the Registrant and Siemens Aktiengesellschaft
10	.19†	Third Party Service Agreement dated August 5, 2002 between the Registrant and Siemens Medical Solutions USA, Inc.
10	.20†	Research Agreement between the Registrant, Siemens AG and Landesbetrieb Krankenhauser
10	.21**	Loan and Security Agreement dated January 31, 2002 between the Registrant and Silicon Valley Bank
10	.22**	Loan Modification Agreement dated May 14, 2002 between the Registrant and Silicon Valley Bank
10	.23**	Second Loan Modification Agreement dated July 11, 2002 between the Registrant and Silicon Valley Bank
10	.24**	Loan and Security Agreement dated September 30, 2002 between the Registrant and Silicon Valley Bank
10	.25**	Second Loan Modification Agreement dated September 30, 2002 to Equipment Loan and Security Agreement dated January 31, 2002 and Third Loan Modification Agreement to Revolving Loan and Security Agreement dated March 19, 2002
10	.26**	Third Loan Modification Agreement dated December 31, 2002 to Equipment Loan and Security Agreement dated January 31, 2002 and Fourth Loan Modification Agreement to Revolving Loan and Security Agreement dated March 19, 2002 and First Loan Modification Agreement to Equipment Loan and Security Agreement dated September 30, 2002 between the Registrant and Silicon Valley Bank
10	.27**	Fourth Loan Modification Agreement dated April 2003 to Equipment Loan and Security Agreement dated January 31, 2002 and Fifth Loan Modification Agreement to Revolving Loan and Security Agreement dated March 19, 2002 and Second Loan Modification Agreement to Equipment Loan and Security Agreement dated September 30, 2002
10	.28*	Loan and Security Agreement dated April 30, 2004 between the Registrant and Silicon Valley Bank
10	.29†	Distributor Agreement dated September 17, 2003 between the Registrant and AB Medica

Exhibit
No.		Description

10	.30**	Promissory Note dated November 20, 2001 by Douglas M. Bruce payable to the order of Stereotaxis, Inc.
10.31		Retirement and Consulting Agreement between the Registrant and Nicola J.H. Young
23	.1**	Consent of Ernst & Young LLP
23	.2*	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.1)
24	.1**	Powers of Attorney (see signature page)

*	To be filed by amendment to this registration statement

**	Previously filed

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

       (b) Financial Statement Schedule

Stereotaxis, Inc.

Schedule of Accounts Receivable and Inventory Reserves

Three months ended March 31, 2004 and years ended December 31, 2003, 2002 and 2001

		Additions
	Balance at	Charged to			Foreign	Balance at
	Beginning	Costs and	Deductions		Currency	End of
	of Period	Expenses	Describe		Translation	Period

Accounts Receivable Reserves:
Three Months Ended March 31, 2004
Sales Allowances	$(14,975)	$(79,122)	$34,255	(1)	$—	$(59,842)
Bad Debt Reserve	(101,750)	(70,497)	—		—	(172,247)

	$(116,725)	$(149,619)	$34,255		$—	$(232,089)

Year Ended December 31, 2003
Sales Allowances	$—	$(17,607)	$2,632	(1)	$—	$(14,975)
Bad Debt Reserve	(1,650)	(100,100)	—		—	(101,750)

	$(1,650)	$(117,707)	$2,632		$—	$(116,725)

Year Ended December 31, 2002
Sales Allowances	$—	$—	$—		$—	$—
Bad Debt Reserve	—	(1,650)	—		—	(1,650)

	$—	$(1,650)	$—		$—	$(1,650)

Year Ended December 31, 2001
Sales Allowances	$—	$—	$—		$—	$—
Bad Debt Reserve	—	—	—		—	—

	$—	$—	$—		$—	$—

Inventory Reserves:
Three Months Ended March 31, 2004
Inventory Reserve	$(105,750)	$(13,844)	$2,503	(2)	$—	$(117,090)

		Additions
	Balance at	Charged to		Foreign	Balance at
	Beginning	Costs and	Deductions	Currency	End of
	of Period	Expenses	Describe	Translation	Period

Year ended December 31, 2003
Inventory Reserve	$(51,000)	$(123,534)	$68,784 (2)	$—	$(105,750)

Year ended December 31, 2002
Inventory Reserve	$—	$(51,000)	$—	$—	$(51,000)

Year ended December 31, 2001
Inventory Reserve	$—	$—	$—	$—	$—

(1)	Sales allowance and product returns

(2)	Write-off of obsolete inventory and physical inventory adjustments

Item 17.	Undertakings.

       The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

       Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant has duly caused this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on the 12th day of May, 2004.

STEREOTAXIS, INC.

By:	/s/ BEVIL J. HOGG

Bevil J. Hogg
President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act, this pre-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ FRED A. MIDDLETON* Fred A. Middleton	Chairman of the Board of Directors	May 12, 2004

/s/ BEVIL J. HOGG Bevil J. Hogg	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2004

/s/ CHRISTOPHER ALAFI* Christopher Alafi	Director	May 12, 2004

/s/ JOHN C. APLIN* John C. Aplin	Director	May 12, 2004

/s/ RALPH G. DACEY, JR.* Ralph G. Dacey, Jr.	Director	May 12, 2004

/s/ GREGORY R. JOHNSON* Gregory R. Johnson	Director	May 12, 2004

/s/ WILLIAM M. KELLEY* William M. Kelley	Director	May 12, 2004

/s/ RANDALL D. LEDFORD* Randall D. Ledford	Director	May 12, 2004

/s/ ABHIJEET J. LELE* Abhijeet J. Lele	Director	May 12, 2004

/s/ WILLIAM C. MILLS III* William C. Mills III	Director	May 12, 2004

Signatures		Title	Date

/s/ DAVID J. PARKER* David J. Parker		Director	May 12, 2004

/s/ TIMOTHY J. MORTENSON Timothy J. Mortenson		Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2004

*By:	/s/ BEVIL J. HOGG Bevil J. Hogg Attorney-In-Fact

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement
3	.1**	Amended and Restated Certificate of Incorporation of the Registrant dated January 27, 2004
3	.2**	Bylaws of the Registrant as currently in effect
3	.3**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of this offering
3	.4**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of this offering
4	.1*	Specimen Stock Certificate
4	.2**	Second Amended and Restated Stockholders’ Agreement, dated December 17, 2002 by and among the Registrant and certain stockholders
4	.3**	Fourth Amended and Restated Investor Rights Agreement, dated December 17, 2002 by and among Registrant and certain stockholders
4	.4**	Joinder Agreement to Series D-2 Preferred Stock Purchase Agreement, Fourth Amended and Restated Investor Rights Agreement and Amendment to Second Amended and Restated Stockholders’ Agreement dated January 21, 2003 by and among Registrant and certain stockholders
4	.5**	Joinder and Amendment to Second Amended and Restated Stockholders’ Agreement and Fourth Amended and Restated Investor Rights Agreement, dated May 27, 2003 by and among Registrant and certain stockholders
4	.6**	Second Joinder and Amendment to Second Amended and Restated Stockholders’ Agreement and Fourth Amended and Restated Investor Rights Agreement, dated December 22, 2003 by and among Registrant and certain stockholders
4	.7**	Third Joinder and Amendment to Second Amended and Restated Stockholders’ Agreement and Fourth Amended and Restated Investor Rights Agreement, dated January 28, 2004 by and among Registrant and certain stockholders
4	.8**	Form of Warrant Agreement issued to Series D-1 investors
4	.9**	Warrant Agreement issued to Silicon Valley Bank dated January 31, 2002
4	.10**	Form of Warrant Agreement issued to Series D-2 investors
4	.11**	Form of Warrant Agreement issued to Series E-2 investors
4	.12**	8% Convertible Promissory Note dated August 1, 2003 issued by the Registrant in favor of Siemens AG
4	.13**	Warrant Agreement issued to Silicon Valley Bank dated March 19, 2002
4	.14**	Warrant Agreement issued to Silicon Valley Bank dated September 30, 2002
5	.1*	Opinion of Bryan Cave LLP
10	.1**	1994 Stock Option Plan
10	.2**	2002 Stock Incentive Plan
10	.3**	2004 Employee Stock Purchase Plan
10	.4**	2002 Non-Employee Directors’ Stock Plan
10	.5**	Employment Agreement dated June 23, 1997 between Bevil J. Hogg and the Registrant
10	.6**	Employment Agreement dated April 4, 2001 between Douglas M. Bruce and the Registrant
10	.7**	Employment Agreement dated February 16, 2001 between Melissa Walker and the Registrant
10	.8**	Employment Agreement dated April 17, 2002 between Michael P. Kaminski and the Registrant
10	.9†	Collaboration Agreement dated June 8, 2001 between the Registrant and Siemens AG, Medical Solutions
10	.10†	Extended Collaboration Agreement dated May 27, 2003 between the Registrant and Siemens AG, Medical Solutions

Exhibit
No.		Description

10	.11†	Development and Supply Agreement dated May 7, 2002 between the Registrant and Biosense Webster, Inc.
10	.12†	Amendment to Development and Supply Agreement dated November 3, 2003 between the Registrant and Biosense Webster, Inc.
10	.13†	Supply Agreement dated July 1, 2003 between the Registrant and Magnet Sales & Manufacturing Inc.
10	.14**	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10	.15**	Lease, having an effective date of August 15, 2001, between the Registrant and Emerging Technologies Building II, LLC
10	.16†	Letter Agreement, dated September 12, 2003, between the Registrant and Philips Medizin Systeme G.m.b.H.
10	.17**	Employment Agreement dated March 22, 2004 between Timothy J. Mortenson and the Registrant
10	.18†	Software Distribution Agreement dated March 3, 2004 between the Registrant and Siemens Aktiengesellschaft
10	.19†	Third Party Service Agreement dated August 5, 2002 between the Registrant and Siemens Medical Solutions USA, Inc.
10	.20†	Research Agreement between the Registrant, Siemens AG and Landesbetrieb Krankenhauser
10	.21**	Loan and Security Agreement dated January 31, 2002 between the Registrant and Silicon Valley Bank
10	.22**	Loan Modification Agreement dated May 14, 2002 between the Registrant and Silicon Valley Bank
10	.23**	Second Loan Modification Agreement dated July 11, 2002 between the Registrant and Silicon Valley Bank
10	.24**	Loan and Security Agreement dated September 30, 2002 between the Registrant and Silicon Valley Bank
10	.25**	Second Loan Modification Agreement dated September 30, 2002 to Equipment Loan and Security Agreement dated January 31, 2002 and Third Loan Modification Agreement to Revolving Loan and Security Agreement dated March 19, 2002
10	.26**	Third Loan Modification Agreement dated December 31, 2002 to Equipment Loan and Security Agreement dated January 31, 2002 and Fourth Loan Modification Agreement to Revolving Loan and Security Agreement dated March 19, 2002 and First Loan Modification Agreement to Equipment Loan and Security Agreement dated September 30, 2002 between the Registrant and Silicon Valley Bank
10	.27**	Fourth Loan Modification Agreement dated April 2003 to Equipment Loan and Security Agreement dated January 31, 2002 and Fifth Loan Modification Agreement to Revolving Loan and Security Agreement dated March 19, 2002 and Second Loan Modification Agreement to Equipment Loan and Security Agreement dated September 30, 2002
10	.28*	Loan and Security Agreement dated April 30, 2004 between the Registrant and Silicon Valley Bank
10	.29†	Distributor Agreement dated September 17, 2003 between the Registrant and AB Medica
10	.30**	Promissory Note dated November 20, 2001 by Douglas M. Bruce payable to the order of Stereotaxis, Inc.
10.31		Retirement and Consulting Agreement between the Registrant and Nicola J.H. Young
23	.1**	Consent of Ernst & Young LLP
23	.2*	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.1)
24	.1**	Powers of Attorney (see signature page)

*	To be filed by amendment to this registration statement

**	Previously filed

†	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.